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                                    EXHIBIT A

                             JOINT FILING AGREEMENT


     The undersigned hereby agree that Amendment No. 1 to the Schedule 13D with respect to the Common Stock of Presidio Capital Corp. dated April 29, 1997, and any subsequent amendments to the Schedule 13D initially filed with the Securities Exchange Commission on April 8, 1997, signed by each of the undersigned shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  April 29, 1997                  ANGELO, GORDON & CO., L.P.

                                        By:  AG Partners, L.P.
                                             General Partner

                                        By:  /S/ MICHAEL L. GORDON
                                             ----------------------------------
                                             Name:  Michael L. Gordon
                                             Title: General Partner



                                        /S/ JOHN M. ANGELO
                                        ---------------------------------------
                                        John M. Angelo



                                        /S/ MICHAEL L. GORDON
                                        ---------------------------------------
                                        Michael L. Gordon